UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 27, 2020

U.S. WELL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value per share	USWS	NASDAQ Capital Market
WARRANTS	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

U.S. Well Services, Inc. (the “Company”) held its annual meeting of stockholders on May 27, 2020 and the Company’s stockholders voted on two (2) proposals.

The first proposal was the election of three (3) individuals to serve as Class II directors of the Company until the 2023 annual meeting of stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal. The election of the three (3) directors was approved as follows:

Proposal 1 —
Nominees for Directors	Votes For	Withheld	Broker Non-Votes
Steve Habachy	48,236,412	2,009,281	5,052,509
Adam Klein	41,972,791	8,272,902	5,052,509
David Matlin	47,990,799	2,254,894	5,052,509

The Company’s board of directors after the meeting include Joel Broussard, Richard Burnett, Ryan Carroll, Steve Habachy, Adam Klein, David Matlin, David L. Treadwell and Eddie Watson.

The second proposal was the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020. The ratification of the appointment of KPMG LLP was approved as follows:

Proposal 2	Votes For	Votes Against	Abstentions
Ratification of KPMG LLP	53,315,526	27,437	1,955,239

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

By:/s/ Erin Simonson

Name:Erin Simonson

Title:Corporate Secretary

June 1, 2020

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